                                                                   EXHIBIT 10.10

================================================================================

                        AGREEMENT AND PLAN OF EXCHANGE


                                 by and among


                        GROUP MAINTENANCE AMERICA CORP.

                                      and

                              THE HOLDERS OF THE
                           OUTSTANDING CAPITAL STOCK
                                      OF
                             A-ABC APPLIANCE, INC.
                                      AND
                                A-1 APPLIANCE &
                            AIR CONDITIONING, INC.


                                 July 3, 1997

================================================================================

Confidential information has been omitted from this document and has been filed separately with the Securities and Exchange Commission. Each such omission has been marked by "XXX".

                               TABLE OF CONTENTS

                                                                                       Page
1.   THE CLOSING......................................................................... 1
      1.1.  The Closing Date............................................................. 1
      1.2.  The Exchange................................................................. 1
      1.3.  Post-Closing Adjustment...................................................... 2

2.   REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.................................. 6
      2.1.  Exhibit 2.................................................................... 6
      2.2.  Stock Ownership.............................................................. 6
      2.3.  Authority.................................................................... 6
      2.4.  Consents..................................................................... 6

3.   REPRESENTATIONS AND WARRANTIES OF PARENT............................................ 7
      3.1.  Organization................................................................. 7
      3.2.  Capitalization of Parent..................................................... 7
      3.3.  Authority.................................................................... 7
      3.4.  Consents..................................................................... 8
      3.5.  Defaults..................................................................... 8
      3.6.  Investment Company........................................................... 8
      3.7.  Financial Statements......................................................... 8
      3.8.  Undisclosed Liabilities...................................................... 9
      3.9.  Taxes........................................................................ 9
      3.10. Authority; Permits; Compliance with Laws..................................... 9
      3.11. Legal Actions................................................................ 9
      3.12. Access....................................................................... 9
      3.13. Disclosure...................................................................10
      3.14. Parent Material Adverse Effect...............................................10
      3.15. Certain Documents and Events Impacting the Parent Common Stock...............10
      3.16. Other Transactions...........................................................10

4.   CERTAIN OTHER ACTIONS, COVENANTS AND DOCUMENTS......................................10
      4.1.  Transfer Restrictions........................................................11
      4.2.  Adoption of Shareholders Agreement...........................................11
      4.3.  Key Employee Employment Agreements...........................................11
      4.4.  Covenant Not to Compete......................................................11

      4.5.  Mutual Release...............................................................12
      4.6.  Releases of Stockholders.....................................................12
      4.7.  Lease........................................................................12
      4.8.  Certain Insurance Policies...................................................13
      4.9.  Other Closing Documents......................................................13
      4.10  Certain Residence............................................................13
      4.11. Minimum IPO Proceeds.........................................................13
      4.12. Funding Date.................................................................14
      4.13. Employee Bonuses.............................................................14
      4.14. AAA Account Distributions....................................................14
      4.15. Payment of Certain Costs of this Transaction.................................14

5.   SURVIVAL, INDEMNIFICATIONS..........................................................14
      5.1.  Survival.....................................................................14
      5.2.  Indemnification..............................................................15
            5.2.1.  Parent Indemnified Parties...........................................15
            5.2.2.  Parent Indemnity.....................................................16
      5.3.  Limitations..................................................................17
      5.4.  Notice.......................................................................17

6.   MISCELLANEOUS.......................................................................18
      6.1.  Notice.......................................................................18
      6.2.  Further Documents............................................................19
      6.3.  Assignability................................................................19
      6.4.  Exhibits and Schedules.......................................................19
      6.5.  Sections and Articles........................................................19
      6.6.  Entire Agreement.............................................................19
      6.7.  Headings.....................................................................20
      6.8.  CONTROLLING LAW AND JURISDICTION.............................................20
      6.9.  Public Announcements.........................................................20
      6.10. No Third Party Beneficiaries.................................................21
      6.11. Amendments; Waivers..........................................................21
      6.12. No Employee Rights...........................................................21
      6.13. Non-Recourse.................................................................21
      6.14. When Effective...............................................................21
      6.15. Takeover Statutes............................................................21
      6.16. Number and Gender of Words...................................................22
      6.17. Invalid Provisions...........................................................22
      6.18. Multiple Counterparts........................................................22

      6.19. No Rule of Construction......................................................22
      6.20. Expenses.....................................................................22

                        AGREEMENT AND PLAN OF EXCHANGE


     THIS AGREEMENT AND PLAN OF EXCHANGE (this "Agreement") is made this 3rd day of July, 1997, among GROUP MAINTENANCE AMERICA CORP., a Texas corporation (1 "Parent"), and the holders (the "Stockholders") of all of the outstanding capital stock of A-ABC Appliance, Inc., a Texas corporation ("A-ABC") and A-1 Appliance & Air Conditioning, Inc., a Texas corporation ("A-1"). A-ABC and A-1 are sometimes referred to herein as a "Company" and collectively as the "Companies".

     WHEREAS, Parent and the Stockholders desire to provide for the transfer by the Stockholders to Parent of the outstanding shares of capital stock of the Companies in exchange for cash and common stock of Parent;

     WHEREAS, for federal income tax purposes, it is intended that such transfer and exchange shall qualify as an exchange under the provisions of Section 351 of the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder;

     WHEREAS, Parent has adopted and Parent and the Stockholders have executed and delivered a Section 351 Plan;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                1.  THE CLOSING

     1.1  The Closing Date.  For purposes of this Agreement, the term "Closing
          ----------------
Date" shall mean the date hereof. For accounting and financial reporting purposes, the effective date of the exchange contemplated hereby shall be the close of business on May 31, 1997. On the Closing Date, as soon as practicable after the execution of this Agreement, a Closing (the "Closing") shall occur.

     1.2  The Exchange.
          ------------

     (a) At the Closing, the Stockholders shall deliver to Parent the Stockholders' stock certificates evidencing all of the Stockholders' shares of common stock, $1.00 par value, of the A-ABC ("A-ABC Common Stock") and all of the Stockholders' shares of common stock, $.01 par value, of A-1 ("A-1 Common Stock") and completed letters of transmittal, and Parent shall deliver to the Stockholders $1,763,885 in cash (the "Closing Cash Consideration") and certificates evidencing 839,945 shares (the "Closing Number of Parent Common Shares") of common stock, $.001 par value, of Parent ("Parent Common Stock"). The portion of such Cash Consideration and shares of Parent Common Stock to be delivered to each Stockholder is set forth on Exhibit 1.2 attached hereto. One hundred thousand dollars ($100,000) of the Cash Consideration shall be allocated as consideration for the covenant not to compete set forth in Section 4.4.

     (b) The parties agree that, for purposes of this Agreement and the transactions contemplated hereby, the aggregate value of the A-ABC Common Stock and the A-1 Common Stock shall be determined as follows:

          (i) $XXX which amount represents XXX times the EBITDA (after adjustment for certain verifiable expense reductions) of the Companies for the twelve-month period ending March 31, 1997. The parties agree that such amount has been jointly determined by the parties acting with the advice of their respective accountants, attorneys and consultants and that such amount shall be conclusive absent manifest error. Such amount is sometimes referred to herein as the ("EBITDA Valuation").

          (ii) The Companies' Current Assets and Current Liabilities (as such terms are defined in Section 1.3 below) as of May 31, 1997 shall be determined. If there is a Net Working Capital Negative Adjustment (as defined in Section 1.3 below), such amount shall be subtracted from the EBITDA Valuation. If there is a Net Working Capital Positive Adjustment (as defined in Section 1.3 below), such amount shall be added to the EBITDA Valuation. For purposes of Closing, the parties estimate that the calculation of such amount will result in a Net Working Capital Positive Adjustment of $213,961, which amount shall be subject to final determination after Closing as set forth in Section 1.3.

          (iii) The Companies' Long-Term Debt (as such term is defined in
     Section 1.3 below) as of May 31, 1997 shall be subtracted from the EBITDA Valuation. For purposes of Closing, the parties estimate the Long-Term Debt is $805,581, which amount shall be subject to final determination after Closing as set forth in Section 1.3.

The valuation of the Companies so determined shall constitute the "Estimated Closing Valuation," and the Closing Cash Consideration and the Closing Number of Parent Common Shares represent 90% of the Estimated Closing Valuation. The difference, if any, between the Closing Cash Consideration and the Closing Number of Parent Common Shares shall be determined and paid as set forth in
Section 1.3.

     1.3  Post-Closing Adjustment.  The difference between the Closing Cash
          -----------------------
Consideration and the Closing Number of Parent Common Shares and the Final Cash Consideration and Final

Confidential information has been omitted from this page and has been filed separately with the Securities and Exchange Commission. Each such omission has been marked by "XXX".

Number of Parent Common Shares exchanged by the Parent for the Stockholders' shares of A-ABC Common Stock and A-1 Common Stock shall be determined and paid as set forth in this Section 1.3 as follows:

     (i) As promptly as practicable, and in any event no later than sixty (60) days after the Closing, Parent shall cause to be prepared and delivered to the Stockholders a statement (the "Statement") showing (a) a calculation, based on the Companies' combined balance sheet as of May 31, 1997, of Current Assets, Current Liabilities and Long-Term Debt of the Companies, (b) the Final Cash Consideration (determined as set forth below) and (c) the Final Number of Parent Common Shares (determined as set forth below).

     (ii) The Closing Cash Consideration has been determined by agreement of Parent and the Stockholders as being an acceptable estimate of 90% of the Final Cash Consideration payable to the Stockholders hereunder. To arrive at the Final Cash Consideration, (a) if there is a Positive Adjustment Amount (as defined below) there shall be added to $XXX an amount equal to XXX% of the Positive Adjustment Amount or (b) if there is a Negative Adjustment Amount (as defined below), there shall be deducted from $XXX an amount equal to XXX% of the Negative Adjustment Amount. The resulting amount shall be the Final Cash Consideration.

     (iii) The Closing Number of Parent Common Shares has been determined by Agreement of Parent and the Stockholder as being an acceptable estimate of 90% of the Final Number of Parent Common Shares deliverable to the Stockholders hereunder. To determine the "Final Number of Parent Common Shares" for purposes hereof (a) if there is a Positive Adjustment Amount, the number equal to the number of whole dollars constituting XXX% of the Positive Adjustment Amount shall be divided by XXX and the result, when added to XXX, shall be the Final Number of Parent Common Shares; or (b) if there is a Negative Adjustment Amount, the number equal to the number of whole dollars constituting XXX% of the Negative Adjustment Amount shall be divided by XXX, and the result, when subtracted from XXX shall be the Final Number of Parent Common Shares.

     (iv) After delivery to the Stockholders of the Statement, the Stockholders and their representatives shall be afforded the opportunity to review and inspect all of the financial records, work papers, schedules and other supporting papers relating to the preparation of the Statement, and to consult with each Company and its representatives, and each Company's independent certified public accountants, if necessary, regarding the methods used in the preparation of the Statement.

     (v) The items set forth in the Statement shall be final, conclusive and binding for purposes of this Agreement, unless the Stockholders shall deliver to Parent a written notice of disagreement ("Notice of Disagreement") with any item or items in the Statement within 10 business days following receipt of the Statement, specifying in reasonable detail the nature and extent of such

Confidential information has been omitted from this page and has been filed separately with the Securities and Exchange Commission. Each such omission has been marked by "XXX".

disagreement. The Stockholders shall not be permitted to give a Notice of Disagreement unless the amount in dispute exceeds $10,000.

     (vi) If within 10 business days following receipt by Parent of a Notice of Disagreement, Parent and the Stockholders are unable to resolve any disagreement with respect to the Final Cash Consideration or the Final Number of Parent Common Shares , as set forth in the Statement and the amount then disputed exceeds $10,000, the disagreement shall be submitted for resolution to Ernst & Young (the "Accountants"), who shall resolve the issues in dispute, and, giving effect to such resolution and the calculations not in dispute, calculate the Final Cash Consideration and the Final Number of Parent Common Shares. If the amount then disputed does not exceed $10,000, the Final Cash Consideration and the Final Number of Parent Common Shares set forth in the Statement shall be final, conclusive and binding for purposes of this Agreement. The Accountants shall resolve only those issues still in dispute. The Accountants' resolution shall (1) be made within 30 days of the submission of the dispute to them, (2) be in accordance with this Agreement, (3) be set forth in written statement delivered to Parent and the Stockholders, (4) set forth the Final Cash Consideration and the Final Number of Parent Common Shares, and (5) be final, conclusive and binding for purposes of this Agreement.

     (vii) The fees and expenses of the Accountants in connection with any such determination shall be apportioned one-half to Parent and one-half to the Stockholders. Otherwise, Parent and the Stockholders shall each pay their own costs incurred in connection with this Section 1.4, including the fees and expenses of their respective attorneys and accountants, if any.

     (viii) If the Final Cash Consideration as finally determined pursuant hereto exceeds the Closing Cash Consideration, Parent will pay to the Stockholders (in the percentages set forth on Exhibit 1.2.) the amount of the excess in cash within 10 days after the date of such final determination. If the Closing Cash Consideration exceeds the Final Cash Consideration, as finally determined pursuant hereto, the Stockholders will pay to Parent the amount of the excess in cash within 10 days after the date of such final determination. If the Final Number of Parent Common Shares as finally determined pursuant hereto exceeds the Closing Number of Parent Common Shares, Parent will deliver to the Stockholders (in the percentages set forth on Exhibit 1.2.) stock certificate(s) evidencing the excess number of shares within 10 days after such final determination. If the Closing Number of Parent Common Shares exceeds the Final Number of Parent Common Shares as finally determined pursuant hereto, the Stockholders will deliver to Parent stock certificate(s) duly endorsed and in proper form for transfer, evidencing the excess number of shares within 10 days after such final determination.

     (ix)   For purposes of the Agreement:

          (a) the term "Long-Term Debt" shall mean all long-term liabilities of the Companies as of May 31, 1997, including deferred taxes and capitalized lease obligations, all as determined in accordance with U.S. generally accepted accounting principles consistently applied ("GAAP");

          (b) the term "Current Assets" shall mean the current assets of the Companies as of May 31, 1997, as determined in accordance with GAAP; provided, however, that accounts receivable on the books of the Companies at the Closing Date that remain uncollected on the date of the Statement and which are over 60 days old shall, if so identified by Parent, not be included in Current Assets and such accounts receivable so identified shall be assigned to the Stockholders without recourse, net of any reserve for bad debt attributable to such accounts receivable;

          (c) the term "Current Liabilities" shall mean the current liabilities of the Companies as of May 31, 1997 as determined in accordance with GAAP; provided, however, that all expenses of either Company or the Stockholders (other than the audit fee paid by the Companies to KPMG Peat Marwick) incurred in connection with the transactions contemplated hereby which are paid or are payable by the Companies shall be included in Current Liabilities;

          (d) If the amount of Current Assets exceeds XXX times the amount of Current Liabilities by more than $XXX, the excess shall be the "Net Working Capital Positive Adjustment" for purposes hereof;

          (e) If the amount of Current Assets does not equal or exceed XXX times the amount of Current Liabilities by more than $XXX, the amount which would be required to be added to Current Assets in order to make the amount of Current Assets equal to XXX times Current Liabilities plus $XXX shall be the "Net Working Capital Negative Adjustment" for purposes hereof;

          (f) If the amount of the Long-Term Debt is less than $XXX, the difference shall be the "Long-Term Debt Positive Adjustment." If the amount of the Long-Term Debt is more than $XXX, the difference shall be the "Long-Term Debt Negative Adjustment."

          (g) The Long-Term Debt Positive Adjustment shall be added (or the Long-Term Debt Negative Adjustment shall be subtracted) from the Net Working Capital Positive Adjustment or the Net Working Capital Negative Adjustment, as applicable. The result, if a positive number, shall be the "Positive Adjustment Amount" and, if a negative number, shall be the "Negative Adjustment Amount."

Confidential information has been omitted from this page and has been filed separately with the Securities and Exchange Commission. Each such omission has been marked by "XXX".

          (h) The number of shares of Parent Common Stock and the conversion factor of dollars into shares of 6.30 to 1 is based on the common stock of Parent as currently constituted, and same would be properly adjusted to reflect any stock split, stock dividend or similar event that might precede the final settlement of these matters.


                      2.  REPRESENTATIONS AND WARRANTIES
                              OF THE STOCKHOLDERS

     The Stockholders, severally and not jointly, hereby represent and warrant to Parent as follows:

     2.1. Exhibit 2.  Such Stockholder hereby makes the representations and
          ---------
warranties set forth on Exhibit 2.

     2.2. Stock Ownership.  Such Stockholder owns, beneficially and of record,
          ---------------
with full power to vote, the number of shares of A-ABC Common Stock and A-1 Common Stock set forth beside such Stockholder's name on Exhibit 1.2 and such shares are so held by such Stockholder free and clear of all liens, encumbrances and claims whatsoever.

     2.3. Authority.  Such Stockholder has full right, power, legal capacity and
          ---------
authority to (i) execute, deliver and perform this Agreement, and all other documents and instruments referred to herein or contemplated hereby to be executed, delivered and performed by such Stockholder (each a "Stockholder Related Document") and (ii) consummate the transactions contemplated herein and thereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes, and each Stockholder Related Document, when duly executed and delivered by such Stockholder who is a party thereto will constitute, legal, valid and binding obligations of such Stockholder enforceable against such Stockholder in accordance with their respective terms and conditions, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

     2.4. Consents.  No approval, consent, order or action of or filing with any
          --------
court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by such Stockholder of this Agreement or any Stockholder Related Document. The execution, delivery and performance by such Stockholder of this Agreement and the Stockholder Related Documents to which such Stockholder is a party do not violate any mortgage, indenture, contract, agreement, lease or commitment or other instrument of any kind to which such Stockholder is a party or by which such Stockholder or such Stockholder's assets or properties may be bound or affected or any law, rule or regulation applicable to such Stockholder or any court injunction, order or decree or any valid and enforceable order of any governmental agency in effect as of the date hereof having jurisdiction over such Stockholder.

                 3.  REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent hereby represents and warrants to each Stockholder as follows:

     3.1. Organization.  Parent is a corporation duly organized, validly
          ------------
existing and in good standing under the laws of the State of Texas. Parent is duly qualified or licensed as a foreign corporation authorized to do business in all states in which any of its assets or properties may be situated or where its business is conducted except where the failure to obtain such qualification or license would not have a Parent Material Adverse Effect (as defined below). Except as set forth on Schedule 3.1 of Parent's Disclosure Schedule attached hereto, Parent does not own, of record or beneficially, directly or indirectly, any of the outstanding capital stock, voting interests or ownership interests in any corporation, partnership, joint venture, limited liability company, trust, limited partnership or other entity (collectively, "Parent's Subsidiaries").

     3.2. Capitalization of Parent.  The total authorized capital stock of
          ------------------------
Parent is 100,000,000 shares of Parent Common Stock, of which 16,359,446 shares are issued and outstanding and none of which are held in the treasury of Parent, 50,000,000 shares of Parent preferred stock, $.001 par value, of which 45,137 shares of Series A Preferred Stock are issued and outstanding. The outstanding shares of Parent Common Stock and Parent preferred stock have been duly and validly issued and are fully paid and non-assessable and were issued free of preemptive rights except for the anti-dilution rights available to the Cain Group (as such term is defined in that certain Amended and Restated Shareholders Agreement ("Shareholders Agreement") dated April 30, 1997, by and among Parent and the Shareholders (as such term is defined in the Shareholders Agreement)) under the Shareholders Agreement (the "Cain Rights"). The shares of Parent Common Stock issued to the Stockholders at the Closing (and any additional shares issued to the Stockholders pursuant to Section 4.10) shall be duly and validly issued, fully paid and non-assessable and free of all preemptive rights except for the Cain Rights. At the Closing, the shares of Parent Common Stock issued to the Stockholders shall constitute 5% of the Parent Common Stock on a fully-diluted basis. Except as set forth on Schedule 3.2 of Parent's Disclosure Schedule, neither Parent nor any of Parent's Subsidiaries has granted any option, warrant, subscription or similar right to any person or entity to purchase or acquire any rights with respect to any shares of capital stock or equity interests of Parent or Parent's Subsidiaries.

     3.3. Authority.  Parent has full right, power, legal capacity and authority
          ---------
(i) to execute, deliver and perform this Agreement and all documents and instruments referred to herein or con-templated hereby and to consummate the transactions contemplated herein and thereby (the "Parent Related Documents") and (ii) consummate the Transactions contemplated herein and thereby. This Agreement has been duly executed and delivered by Parent and constitutes, and all Parent Related Documents, when executed and delivered by Parent will constitute, legal, valid and binding obligations of Parent, enforceable in accordance with their respective terms and conditions except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

     3.4. Consents.  No approval, consent, order or action of or filing with any
          --------
court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by Parent of this Agreement or the Parent Related Documents or the consummation by Parent of the transactions contemplated hereby.

     3.5. Defaults.  Parent is not in default under or in violation of, and the
          --------
execution, delivery and performance of this Agreement and Parent Related Documents and the consummation by Parent of the transactions contemplated hereby and thereby will not result in a default under or in violation of (i) any mortgage, indenture, charter or bylaw provision, contract, agreement, lease, commitment or other instrument of any kind to which Parent is a party or by which Parent or any of its properties or assets may be bound or affected or (ii) any law, rule or regulation applicable to Parent or any court injunction, order or decree, or any valid and enforceable order of any governmental agency in effect as of the date hereof having jurisdiction over Parent, which default or violation could adversely affect the ability of Parent to consummate the transactions contemplated hereby or will have a Parent Material Adverse Effect.

     3.6. Investment Company.  Parent is not an "investment company" or a
          ------------------
company "con trolled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     3.7. Financial Statements.  Parent has provided certain financial
          --------------------
statements and pro forma financial statements to the Stockholders ("Parent Financial Statements") as contained in that certain Confidential Information Statement of Parent dated June 12, 1997, and such Parent Financial Statements have been prepared in accordance with GAAP, are true and correct in all material respects, and are fair presentations of the consolidated financial position, results of operations and cash flows of Parent and its then existing consolidated subsidiaries as of the dates and for the periods indicated. The books and records of Parent have been kept in reasonable detail and accurately and fairly reflect the transactions of Parent.

     3.8.  Undisclosed Liabilities.  Except for other planned acquisitions and
           -----------------------
except as and to the extent disclosed in Schedule 3.8 of Parent's Disclosure Schedule or in the Parent Financial Statements, Parent and Parent's Subsidiaries have no liabilities or obligations of any nature (whether absolute, contingent or otherwise).

     3.9.  Taxes.  Parent has either accrued, discharged or caused to be
           -----
discharged, as the same have become due, or the Parent Financial Statements contain adequate accruals and reserves for, all taxes, interest thereon, fines and penalties of every kind and character, attributable or relating to the properties and business of Parent for the period ended December 31, 1996.

     3.1.  Authority; Permits; Compliance with Laws.
           ----------------------------------------

           (a) Each of Parent and Parent's Subsidiaries has the necessary corporate power and authority to own and operate its business, properties and assets as conducted on the date hereof.

           (b) Each of Parent and Parent's Subsidiaries has all licenses and permits (including permits required under applicable Environmental Law (as defined in Exhibit 2)) necessary to own and operate its business, properties and assets as conducted on the date hereof, except where the failure to have such license or permit would not have a Parent Material Adverse Effect.

           (c) To Parent's knowledge, Parent and Parent's Subsidiaries' respective businesses, properties and assets and each employee benefit plan of Parent are now being conducted, in all material respects, in compliance with all applicable laws (including Environmental Laws), ordinances, rules and regulations of any governmental agency of the United States, any state or political subdivision thereof, and all applicable court or administrative agency decrees, awards and orders, except where the failure to comply would not have a Parent Material Adverse Effect.

     3.11. Legal Actions.  No legal action, suit, audit, investigation, unfair
           -------------
labor practice charge, compliant, claim, grievance, or proceeding by or before any court, arbitration panel, governmental authority or third party is pending or, to Parent's knowledge, threatened against Parent and Parent's Subsidiaries that either (i) would impact the ability of Parent to consummate the transactions contemplated by this Agreement, including, without limitation, the issuance of the Parent Common Stock to the Stockholders, or (ii) would, individually or in the aggregate, result in a Parent Material Adverse Effect if adversely determined.

     3.12. Access.  Parent has cooperated fully in permitting the Stockholders
           ------
and their representatives to make a full investigation of the properties, operations and financial condition of Parent; and afforded the Stockholders and their representatives reasonable access to the offices, buildings, real properties, machinery and equipment, inventory and supplies, records, files, books of account, tax returns, agreements and commitments and personnel of Parent.

     3.13. Disclosure. No representation or warranty by Parent in this Agreement
           ----------
no statement contained any certificate delivered by Parent to the Stockholders pursuant to this Agreement contains any untrue statement of a material fact or omits any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they are or were made, not misleading.

     3.14. Parent Material Adverse Effect.  Since December 31, 1996, Parent has
           ------------------------------
not suffered any Parent Material Adverse Effect. The term "Parent Material Adverse Effect" shall mean an adverse effect on the properties, assets, financial position, results of operations, long-term debt, other indebtedness, cash flows or contingent liabilities of Parent and its consolidated subsidiaries, taken as a whole in an amount of $50,000 or more.

     3.15. Certain Documents and Events Impacting the Parent Common Stock.
           --------------------------------------------------------------
Parent hereby makes available to Stockholders the following information to
Stockholders:

           (a) Schedule 3.15(a) of Parent's Disclosure Schedule is a correct and complete copy of Parent's Articles of Incorporation and Bylaws.

           (b) Schedule 3.15(b) of Parent's Disclosure Schedule is a correct and complete copy of the Shareholders Agreement.

     3.16. Other Transactions.  The merger of GroupMAC Management Co., a Texas
           ------------------
corporation, formerly named "Group Maintenance America Corp." (and which is the entity with which the Companies executed that certain letter of intent dated February 21, 1997) and Group Maintenance America Corp., a Texas corporation, has been consummated. Parent has completed its acquisition of Airtron, Inc. Parent has in effect letters of intent to acquire K&N Plumbing, Heating and Air Conditioning, Inc., Hallmark Air Conditioning, Inc., Sibley Services, Inc., Charlie Crawford, Inc. and Costner Brothers, Inc. (collectively, the "Targets"). Parent intends to consummate the acquisition of the Targets.

               4. CERTAIN OTHER ACTIONS, COVENANTS AND DOCUMENTS

     Parent and the Stockholders agree as follows:

     4.1. Transfer Restrictions.  Contemporaneously herewith, the Stockholders
          ---------------------
and Parent are executing and delivering a Stock Transfer Restriction Agreement and a Registration Rights Agreement.

     4.2. Adoption of Shareholders Agreement.  Contemporaneously herewith, the
          ----------------------------------
Stockholders are executing and delivering to Parent an adoption agreement pursuant to which the Stockholders agree to be bound by the Shareholders Agreement among Parent and its existing shareholders, as amended, a copy of which has been delivered to the Stockholders.

     4.3. Key Employee Employment Agreements.  Contemporaneously herewith, the
          ----------------------------------
Company and certain key employees of the Company are executing and delivering employment agreements. The Company's obligations under such employment agreements shall be guaranteed by Parent.

     4.4. Covenant Not to Compete.
          -----------------------

          (i) For the considerations specified in this Agreement and in recognition that the covenants by the Stockholders in this Section are a material inducement to Parent to enter into and perform this Agreement, each Stockholder agrees that, for the period from the date hereof to the date which is five (5) years after the date hereof such Stockholder will not represent, engage in, carry on, or have a financial interest in, directly or indirectly, individually, as a member of a partnership or limited liability company, equity owner, stockholder (other than as a stockholder of less than one percent (1%) of the issued and outstanding stock of a publicly-held company whose gross assets exceed one hundred million dollars), investor, officer, director, trustee, manager, employee, agent, associate or consultant engage in any business other than on behalf of Parent or its subsidiaries which involves indoor air quality, heating, ventilation and air conditioning, plumbing or electrical contracting within a 100 mile radius of either Dallas, Texas or Garland, Texas.

          (ii) Each Stockholder agrees that the limitations set forth herein on such Stockholder's rights to compete with Parent and its affiliates as set forth in clause (i) are reasonable and necessary for the protection of Parent and its affiliates. In this regard, each Stockholder specifically agrees that the limitations as to period of time and geographic area, as well as all other restrictions on such Stockholder's activities specified herein, are reasonable and necessary for the protection of Parent and its affiliates. Each Stockholder agrees that, in the event that the provisions of this Section should ever be deemed to exceed the scope of business, time or geographic limitations permitted by applicable law, such provisions shall be and are hereby reformed to the maximum scope of business, time or geographic limitations permitted by applicable law.

          (iii) Each Stockholder agrees that the remedy at law for any breach by such Stockholder of this Section 4.4 will be inadequate and that Parent shall be entitled to injunctive relief.

     4.5. Mutual Release.
          --------------

          (a) The Stockholders do hereby (i) release, acquit and forever discharge the Companies from any and all liabilities, obligations, claims, demands, actions or causes of action arising from or relating to any event, occurrence, act, omission or condition occurring or existing on or prior to the Closing Date, including, without limitation, any claim for indemnity or contribution from either Company in connection with the obligations or liabilities of the Stockholders hereunder, except for salary and benefits payable to a Stockholder as an employee in the ordinary course of business; (ii) waive all breaches, defaults or violations of any agreement applicable to the A-ABC Common Stock and the A-1 Common Stock and agree that any and all such agreements are terminated as of the Closing Date; and (iii) waive any and all pre-emptive or other rights to acquire any shares of capital stock of either Company and release any and all claims arising in connection with any prior default, violation or failure to comply with or satisfy any such pre-emptive or other rights.

          (b) The Companies (and Parent, to the extent it may have any derivative claim as the sole shareholder of the Companies after the Closing) do hereby release, acquit and forever discharge the Stockholders and Service Today Management Co. from any and all liabilities, obligations claims, demands, actions or causes of action arising from or relating to any event, occurrence, act, omission or condition occurring or existing on or prior to the Closing Date; provided, that nothing in this subsection (b) shall be construed as releasing the Stockholders with respect to the warranties, representations and covenants set forth in this Agreement.

     4.6. Releases of Stockholders.  Within 30 days after the date hereof,
          ------------------------
Parent shall cause the Stockholders to be released from any liability under their personal guaranties of obligations of the Companies described in Schedule
4.6 of the Disclosure Schedule (as defined in Exhibit 2). In the event Parent cannot obtain such releases within such 30-day period, Parent shall cause the Companies to pay off or otherwise retire such obligations.

     4.7. Lease.  Contemporaneously herewith, the A-ABC, as lessee and I. Ahron
          -----
Katz as owner of the property located at 14001 Distribution Way, Dallas, Texas are entering into a lease of such property. Parent shall guarantee the obligations of A-ABC under such lease.

     4.8.  Certain Insurance Policies.  That certain disability insurance policy
           --------------------------
described in Schedule 4.8(a) of the Disclosure Schedule shall be terminated prior to the Closing. That certain disability insurance policy ("Disability Policy") described in Schedule 4.8(b) of the Disclosure Schedule shall remain in full force and effect at A-ABC's expense through December 31, 1997; at such time, if Parent does not have a disability policy in place, the Disability Policy shall remain in full force and effect at A-ABC's expense until such policy is replaced by Parent. That certain life insurance policy described in
Schedule 4.8(c) of the Disclosure Schedule shall be purchased by I. Ahron Katz prior to the Closing from A-ABC for the cash value of such policy on the date such policy is purchased and such cash shall be excluded from Current Assets.

     4.9.  Other Closing Documents.  Contemporaneously herewith:
           -----------------------

           (i) The Stockholders are delivering to Parent an opinion of legal counsel satisfactory to Parent; and

           (ii) Parent is delivering to the Stockholders (a) an opinion of legal counsel satisfactory to the Stockholders, and (b) certified resolutions of the Board of Directors of Parent in form satisfactory to the Stockholders.

     4.10. Certain Residence. The book value on the books of A-ABC as of May 31,
           -----------------
           1997 attributable to that certain residence located at 8120 Spring Valley Road, Dallas, Texas shall be replaced with cash prior to the Closing and such cash shall be excluded from Current Assets.

     4.11. Minimum IPO Proceeds.  Parent agrees that it will not, without the
           --------------------
prior written consent of the Stockholders (which consent shall not be unreasonably withheld) issue any shares of Parent Common Stock after the date hereof and prior to the IPO in connection with any acquisition of another company or business (including, without limitation, in the acquisition of the Targets) at a price per share of less than $5.60 (adjusted for stock splits, reverse stock splits and stock dividends). Parent further agrees that, in the event that the gross selling price of Parent Common Stock in the IPO is less than $5.60 per share, then within five (5) days after the IPO Parent shall issue additional shares of Parent Common Stock to the Stockholders in accordance with the percentages set forth on Exhibit 1.2 such that the number of shares issued to the Stockholders thereby, when aggregated with the shares of Parent Common Stock issued to the Stockholders at Closing, equals the quotient obtained when the Final Number of Parent Common Shares multiplied by $5.60 is divided by the gross selling price of shares of Parent Common Stock in the IPO. The minimum IPO gross selling price (i.e., $5.60 per share) and the number of shares issued at Closing and pursuant to the preceding sentence shall be adjusted for stock splits, stock dividends, recapitalizations and similar transactions with respect to the Parent Common Stock between the date hereof and the later to occur of the IPO date or the date such additional shares are issued.

     4.12. Funding Date.  In the event (i) Parent does not receive the financing
           ------------
for this transaction, (ii) the transaction could otherwise close and (iii) the Closing Cash Consideration is not delivered to the Stockholders by June 13, 1997, Parent shall pay to the Stockholders interest on the Closing Cash Consideration for the period from June 1, 1997 to the date the Closing Cash Consideration is delivered to the Stockholders (the "Fund Period") at a rate equal to the rate that Parent would have to pay for such funds during the Fund Period under that certain Credit Agreement dated May 2, 1997 among Parent, the Subsidiaries of Parent, Texas Commerce Bank National Association, as the Agent and the Banks named therein.

     4.13. Employee Bonuses.  The Companies shall be entitled to pay cash
           ----------------
employee bonuses prior to Closing, but any such amounts shall be treated for purposes of this Agreement as if they were paid as of May 31, 1997.

     4.14. AAA Account Distributions.  The Companies shall be entitled to
           -------------------------
distribute cash to the Stockholders prior to Closing of up to $500,000 (of which approximately $160,000 was distributed in April, 1997), but any such amounts shall be treated for purposes of this Agreement as if they were distributed as of May 31, 1997.

     4.15. Payment of Certain Costs of this Transaction.  All of Elie Balas' and
           --------------------------------------------
Sherry Lee's (collectively, the "Advisors") fees and costs in connection with this transaction shall be paid in GroupMAC Common Stock as set forth on Exhibit
1.2. The Stockholders shall cause the Advisors to execute the Stock Transfer Restriction Agreement, an Adoption Agreement to the Shareholders Agreement and a Representation Agreement and Investor Questionnaire.


                         5. SURVIVAL, INDEMNIFICATIONS

    5.1.   Survival.  The representations and warranties set forth in this
           --------
Agreement and the other documents, instruments and agreements contemplated hereby shall survive after the date hereof to the extent provided herein. The representations and warranties of the Stockholders herein in the Stockholder Related Documents other than those of the Stockholders in Sections 2.2, 2.3, 2.4, and in Sections 2 and 3 of Exhibit 2 shall survive for a period of thirty-six (36) months after the date hereof and the representations and warranties of the Stockholders contained in Sections 2.2, 2.3, 2.4, and in Sections 2 and 3 of
Exhibit 2 shall survive for the maximum period permitted by applicable law. The representations and warranties of Parent herein and in the Parent Related Documents, other than those in Sections 3.2, 3.3 and 3.4, shall survive for a period of thirty-six (36) months after the date hereof and the representations and warranties of Parent contained in Sections 3.2, 3.3 and 3.4 shall survive for the maximum period permitted by applicable law. The periods of survival of the representations and warranties as stated above in this Section 5.1 are referred to herein as the

"Survival Period." The liabilities of the parties under their respective representations and warranties shall expire as of the expiration of the applicable Survival Period and no claim for indemnification may be made with respect to any breach of any representation or warranty, the applicable Survival Period of which shall have expired, except to the extent that written notice of such breach shall have been given to the party against which such claim is asserted on or before the date of such expiration. The covenants and agreements of the parties herein and in other documents and instruments executed and delivered in connection with the closing of the transactions contemplated hereby shall survive for the maximum period permitted by law.

     5.2. Indemnification.
          ---------------

          5.2.1. Parent Indemnified Parties. Subject to the provisions of
                 --------------------------
Sections 5.1 and 5.3 hereof, the Stockholders, severally in proportion to their percentages set forth on Exhibit 1.2, shall indemnify, save and hold harmless Parent, the Companies (if and only if the transactions contemplated by this Agreement are consummated) and any of their assignees (including lenders) and all of their respective officers, directors, employees, representatives, agents, advisors and consultants and all of their respective heirs, legal representatives, successors and assigns (collectively the "Parent Indemnified Parties") from and against any and all damages, liabilities, losses, claims, deficiencies, penalties, interest, expenses, fines, assessments, charges and costs, including reasonable attorneys' fees and court costs (collectively "Losses") arising from, out of or in any manner connected with or based on:

          (i) the breach of any covenant of such Stockholder or the failure by such Stockholder to perform any obligation of such Stockholder contained herein or in any Stockholder Related Document;

          (ii) any inaccuracy in or breach of any representation or warranty of any Stockholder contained herein or in any Stockholder Related Document;

          (iii) that certain wrongful termination lawsuit filed against Service Today Management Co. and I. Ahron Katz styled as Berdis v. Service Today Management Co., et al., Cause No. 95-08787 in the 44th District Court, Dallas County, Texas.

          (iv) indemnification payments made by either Company to its present or former officers, directors, employees, agents, consultants, advisors or representatives in respect of actions taken or omitted to be taken prior to the Closing, unless such indemnification is ordered by a court in accordance with the Texas Business Corporation Act; and

          (v) any act, omission, occurrence, event, condition or circumstance occurring or existing at any time on or before the Closing and involving or related to the assets, properties, business or operations now or previously owned or operated by either Company and not (a) disclosed in this Agreement or in the Disclosure Schedule or (b) disclosed in the Company Financial Statements (as defined in Exhibit 2).

          (vi)   if the transaction contemplated hereunder fails to qualify for
     Section 351 treatment as a result of any factual misrepresentation made by A-ABC or A-1 or the Stockholders, the Stockholders shall indemnify GroupMAC against any losses it suffers, including any net tax loss and penalties and any claims made against GroupMAC by other participants in the (S) 351 transaction.

          5.2.2. Parent Indemnity. Subject to the provisions of Sections 5.1 and
                 ----------------
5.3, Parent shall indemnify, save and hold harmless the Stockholders and the Stockholders' heirs, legal representatives, successors and assigns from and against all Losses arising from, out of or in any manner connected with or based on:

          (i) any breach of any covenant of Parent or the failure by Parent to perform any obligation of Parent contained herein or in the Parent Related Documents;

          (ii) any inaccuracy in or breach of any representation or warranty of Parent contained herein or in the Parent Related Documents; and

          (iii) any act, omission, event, condition or circumstance occurring or existing at any time after (but not on or before) the date hereof and involving or relating to the assets, properties, businesses or operations of the Companies; provided, however, that clause (iii) shall not apply to any Losses to the extent that such Losses result from the Stockholder's acts or omissions after the date hereof as an officer, director and/or employee of Parent or either Company and/or any other affiliate of Parent.

          (iv) if the transaction fails to qualify for Section 351 treatment, and such failure is attributable to a factual misrepresentation made by GroupMAC or any other participants (other than the Companies or the Stockholders) to KPMG on which KPMG relied in rendering its opinion (other than a fact that relates specifically to the A-ABC or A-1 transaction), GroupMAC shall indemnify the Stockholders for the Tax Loss (as defined). "Tax Loss" means the penalties incurred plus the incremental federal tax paid, minus the tax benefit (if and when received) from a step up in basis of the GroupMAC capital stock.

The foregoing indemnities shall not limit or otherwise adversely affect the Parent Indemnified Parties' rights of indemnity for Losses under Section 5.2.1.

     5.3  Limitations.
          -----------

          (a) The aggregate liability of the Stockholders under Sections 5.2.1 shall not exceed the final purchase price determined in accordance with Sections
1.2 and 1.3. The aggregate liability of Parent under Section 5.2.2 shall not exceed the final purchase price determined in accordance with Sections 1.2 and 1.3.

          (b) Notwithstanding any other provision of this Agreement, the Stockholders shall not be liable to Parent under Section 5.2.1 regarding any single claim, loss, expense, obligation, or other liability that does not exceed $50,000 (the "Threshold"); provided, however, that when the aggregate amount of all such claims, losses, expenses, obligations, and liabilities not exceeding the Threshold reaches the Threshold, the Stockholders shall thereafter be liable in full regarding all such claims, losses, expenses, obligations, and liabilities (including the amount of the Threshold).

     5.4  Notice.  The party (the "Indemnified Party") which may be entitled
          ------
to indemnity hereunder shall give prompt notice to the party obligated to give indemnity hereunder (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder. Any failure on the part of any Indemnified Party to give the notice described in this Section 5.4 shall relieve the Indemnifying Party of its obligations under this Article 5 only to the extent that such Indemnifying Party has been prejudiced by the lack of timely and adequate notice. The Indemnifying Party shall have the obligation to assume the defense or settlement of any third-party claim, suit, action or proceeding in respect of which indemnity may be sought hereunder, provided that (i) the Indemnified Party shall at all times have the right, at its option, to participate fully therein at the Indemnified Party's expense, and (ii) if the Indemnifying Party does not proceed diligently to defend the third-party claim, suit action or proceeding within ten (10) days after receipt of notice of such third-party claim, suit, action or proceeding, the Indemnified Party shall have the right, but not the obligation, to undertake the defense of any such third-party claim, suit, action or proceeding. The Indemnifying Party shall not be required to indemnify the Indemnified Party with respect to any amounts paid in settlement of any third-party suit, action, proceeding or investigation entered into without the written consent of the Indemnifying Party; provided, however, that if the Indemnified Party is a Parent Indemnified Party, such third-party suit, action, proceeding or investigation may be settled without the consent of the Indemnifying Party on ten (10) days' prior written notice to the Indemnifying Party if such third-party suit, action, proceeding or investigation is then unreasonably interfering with the business or operations of either Company and the settlement is commercially reasonable under the circumstances; and provided further, that if the Indemnifying Party gives ten
(10) days' prior written notice to the Indemnified Party of a settlement offer which the Indemnifying Party desires to accept and to pay all Losses with respect thereto ("Settlement Notice") and the Indemnified Party fails or refuses to consent to such settlement within ten (10) days after delivery of the Settlement Notice to the Indemnified Party, and such settlement otherwise complies with the provisions of this Section 5.4, the Indemnifying Party shall not be liable for Losses arising from such third-party suit, action, proceeding or investigation in excess of the amount proposed in such settlement offer. Notwithstanding the foregoing, no Indemnifying Party will consent to the entry of any judgment or enter into any settlement without the consent of the Indemnified Party, if such judgment or settlement imposes any obligation or liability upon the Indemnified Party other than the execution, delivery or approval thereof and customary releases of claims with respect to the subject matter thereof. The parties shall cooperate in defending any such third-party suit, action, proceeding or investigation, and the defending party shall have reasonable access to the books and records, and personnel in the possession or control of the Indemnified Party which are pertinent to the defense. The parties agree that the Indemnified Party may join the Indemnifying Party in any suit, action, claim or proceeding brought by a third party, as to which any right of indemnity created by this Agreement would or might apply, for the purpose of enforcing any right of the indemnity granted to such Indemnified Party pursuant to this Agreement.


                               6. MISCELLANEOUS

     6.1  Notice.  Any notice, delivery or communication required or permitted
          ------
to be given under this Agreement shall be in writing, and shall be mailed, postage prepaid, or delivered, to the addresses given below, or sent by telecopy to the telecopy numbers set forth below, as follows:

    To the Stockholders:

          At the address and telecopy number for such Stockholder set forth by such Stockholder's name on the signature pages hereof.

     With a copy to:

          James B. Betterman, Esq.
          Lathrop & Gage L.C.
          2345 Grand Blvd., Suite 2500
          Kansas City, Missouri 64108
          Telecopy:  (816) 292-2001

     To Parent:

          Group Maintenance America Corp.
          1800 West Loop South, Suite 1375
          Houston, Texas 77027
          Attn: President
          Telecopy: (713) 626-4766

or other such address as shall be furnished in writing by any such party to the other parties, and such notice shall be effective and be deemed to have been given as of the date actually received.

     To the extent any notice provision in any other agreement, instrument or document required to be executed or executed by the parties in connection with the transactions contemplated herein contains a notice provision which is different from the notice provision contained in this Section 6.1 with respect to matters arising under such other agreement, instrument or document, the notice provision in such other agreement, instrument or document shall control.

     6.2. Further Documents.  The Stockholders shall, at any time and from time
          -----------------
to time after the date hereof, upon request by Parent and without further consideration, execute and deliver such instruments or other documents and take such further action as may be reasonably required in order to perfect any other undertaking made by the Stockholders hereunder.

     6.3. Assignability.  No Stockholder shall assign this Agreement in whole or
          -------------
in part without the prior written consent of Parent, except by the operation of law. Parent may assign its rights under this Agreement and the Stockholder Related Documents without the consent of any Stockholder (i) prior to the IPO, only to a wholly-owned subsidiary of Parent, in which case Parent shall not be relieved of its obligations and (ii) after the IPO, to any person or entity..

     6.4. Exhibits and Schedules.  The Exhibits and Schedules (and any
          ----------------------
appendices thereto) referred to in this Agreement are and shall be incorporated herein and made a part hereof.

     6.5. Sections and Articles.  Unless the context otherwise requires, all
          ---------------------
Sections and Articles referred to herein are, respectively, sections and articles of this Agreement and all Exhibits and Schedules referred to herein are, respectively, exhibits, and schedules constituting a part of the Disclosure Schedule.

     6.6. Entire Agreement.  This Agreement, the Stockholder Related Documents
          ----------------
and the Parent Related Documents constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement. No waiver by any party with respect to any breach or default or of any right or remedy and no course of dealing shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound. Failure of a party to exercise any right shall not be deemed a waiver of such right or rights in the future.

     6.7. Headings.  Headings as to the contents of particular articles and
          --------
sections are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular articles or sections to which they refer.

     6.8. CONTROLLING LAW AND JURISDICTION.  THE VALIDITY, INTERPRETATION AND
          --------------------------------
PERFORMANCE OF THIS AGREEMENT AND ANY DISPUTE CONNECTED HEREWITH SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     6.9. Public Announcements.  No press release, public announcement,
          --------------------
confirmation or other information regarding this Agreement or the contents hereof shall be made by any party or either Company without the prior consultation of the Stockholders and Parent, except as may be necessary in the opinion of counsel of any party to meet the requirements or regulations of any applicable law, governmental unit or agency or stock exchange on which the securities of such party may be listed. Notwithstanding the foregoing, either Company may make appropriate disclosures of the general nature of the transaction contemplated hereby to its employees, vendors and customers to protect such Company's good will and to facilitate the consummation of the transactions contemplated hereby, and Parent may disclose pertinent information regarding the transaction contemplated hereby to its existing and prospective investors, lenders or investment bankers or financial advisors for the purposes of obtaining financing (including a contemplated IPO). Parent may also make appropriate disclosures of the general nature of the transaction contemplated hereby and the identity, nature and scope of the operations of the Companies to prospective acquisition candidates in its efforts to attract additional acquisitions for Parent. Parent and the Stockholders shall jointly approve the contents of any press releases, written employee presentations or other materials of potentially wide distribution that disclose or refer to the transaction contemplated hereby, except for such press releases or other communications required by law.

     6.10. No Third Party Beneficiaries.  Except as set forth in Article 5, no
           ----------------------------
person or entity not a party to this Agreement shall have rights under this Agreement as a third party beneficiary or otherwise.

     6.11. Amendments; Waivers.  This Agreement may be amended, modified or
           -------------------
supplemented, or the time for the performance of any of the obligations or other acts of the other parties hereto, or any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto may be waived, or compliance with any of the agreements or conditions contained herein may be waived, but only in writing signed by Parent and Stockholders owning a majority of each of the Company's Common Stock; provided, that (i) any amendment that reduces the purchase price or changes the payment terms therefor must be approved in writing by all parties hereto, and (ii) any amendment that imposes additional liabilities or obligations on any party hereto must, to be effective against such party, be signed by such party.

     6.12. No Employee Rights. Nothing herein expressed or implied shall confer
           ------------------
upon any employee of either Company, any other employee or legal representatives or beneficiaries of any thereof any rights or remedies, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement, or shall cause the employment status of any employee to be other than terminable at will.

     6.13. Non-Recourse.  No recourse for the payment of any amounts due
           ------------
hereunder or for any claim based on this Agreement or the transactions contemplated hereby or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Parent in this Agreement shall be had against any incorporator, organizer, promoter, stockholder, officer, director, employee or representative solely by reason of such person serving as such (other than the Stockholders as set forth herein), past, present or future, of Parent or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by enforcement of any assessment or penalty or otherwise.

     6.14. When Effective.  This Agreement shall become effective only upon the
           --------------
execution and delivery of one or more counterparts of this Agreement by Parent and the Stockholders.

     6.15. Takeover Statutes.  If any "fair price", "moratorium", "control share
           -----------------
acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, Parent and the Companies and their respective members of their Boards of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated herein.

     6.16. Number and Gender of Words.  Whenever herein the singular number is
           --------------------------
used, the same shall include the plural where appropriate and words of any gender shall include each other gender where appropriate.

     6.17. Invalid Provisions.  If any provision of this Agreement is held to be
           ------------------
illegal, invalid, or unenforceable under present or future laws, such provisions shall be fully severable as if such invalid or unenforceable provisions had never comprised a part of the Agreement; and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     6.18. Multiple Counterparts.  This Agreement may be executed in a number of
           ---------------------
identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     6.19. No Rule of Construction.  All of the parties hereto have been
           -----------------------
represented by counsel in the negotiations and preparation of this Agreement; therefore, this Agreement will be deemed to be drafted by each of the parties hereto, and no rule of construction will be invoked respecting the authorship of this Agreement.

     6.20. Expenses. Each of the parties shall bear all of their own expenses in
           --------
connection with the negotiation and closing of this Agreement and the transactions contemplated hereby; provided that the Companies may pay the costs of any financial advisor, broker or finder engaged by the Stockholders, the accounting and auditing fees and expenses of KPMG Peat Marwick (not to exceed $20,000) and attorneys' fees and expenses of the Stockholders; and provided further that all fees, costs and expenses incurred or payable by either Company (other than such accounting and auditing fees and expenses) in connection with the negotiation and closing of this Agreement and the transactions contemplated hereby and the costs of any such financial advisor, broker or finder shall be included in Current Liabilities.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered on the date first hereinabove written.

                                   GROUP MAINTENANCE AMERICA CORP.


                                   By:_____________________________________
                                   Name:___________________________________
                                   Title:__________________________________


                                   ____________________________________
                                   I. Ahron Katz
                                   Address: 14001 Distribution Way
                                            Dallas, Texas 75234
                                   Telecopy: (972) 241-3115


                                   ____________________________________
                                   Billy Nix
                                   Address: 211 Wilderness Trail
                                            Mesquite, Texas 75149
                                   Telecopy:______________________


                                   ____________________________________
                                   David J. Katz
                                   Address: 5616 Preston Oaks, Apt. 1312
                                            Dallas, Texas 75240
                                   Telecopy:______________________


                                   ____________________________________
                                   Gary A. Katz
                                   Address: 2638 Lyndale Avenue South
                                            Minneapolis, Minnesota 55408
                                   Telecopy: (612) 871-6354